Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

This Certification accompanies the Form 10-Q for the quarterly period ended December 31, 2006 of China BAK Battery, Inc.

The undersigned, Xiangqian Li, the Chief Executive Officer and Yongbin Han, the Chief Financial Officer of China BAK Battery, Inc. (the “Company”), DO HEREBY CERTIFY that:

1.	The Company’s Form 10-Q for the quarterly period ended December 31, 2006 (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

IN WITNESS WHEREOF, each of the undersigned has executed this statement this 9th day of February 2007.

/s/ Xiangqian Li

Xiangqian Li
Chief Executive Officer
(Principal Executive Officer)

/s/ Yongbin Han

Yongbin Han
Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to China BAK Battery, Inc. and will he retained by China BAK Battery, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.